EXHIBIT 4.1

(CERTIFICATE)

INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE

COMMON STOCK	CAVCO INDUSTRIES, INC.	CUSIP 149568 10 7
THIS CERTIFICATE IS TRANSFERABLE IN		SEE REVERSE FOR CERTAIN
NEW YORK, NY AND RIDGEFIELD PARK, NJ		DEFINITIONS

THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF

CAVCO INDUSTRIES, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the seal of the Corporation and the signature of its duly authorized officers.

CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER		Dated:
	(CAVCO INDUSTRIES, INC. SEAL)	COUNTERSIGNED AND REGISTERED:
CORPORATE SECRETARY		MELLON INVESTOR SERVICES L.L.C.
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE